FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

   Silver Wheaton Corp.

(Exact name of registrant as specified in its charter)

Ontario	n/a
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization

200 Burrard Street, Suite 1560

Vancouver, British Columbia, V6C 3L6 Canada

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates:  Not Applicable

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None

(Title of class)

Item 1.

Description of Registrant's Securities to be Registered

A description of the Common Shares of the Registrant to be registered on this Form 8-A is set forth in the Registrant’s Articles of Continuance effective on December 17, 2004, a copy of which is attached as Exhibit 99.47 to the Registrant’s registration statement on Form 40-F (file no. 001-32482) filed on April 22, 2005 with the Commission.

Item 2.

Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER WHEATON CORP.

By:  /s/ Eduardo Luna

Name:  Eduardo Luna

Title:  Chief Executive Officer

Date:  June 30, 2005